Exhibit 99.1

KULR Selected by One of the World’s Largest Private Space Exploration

Companies for Enhanced Battery Safety Solutions

Company Leverages its KULR ONE Design Solutions Platform for Initial Battery Safety Technology Order

SAN DIEGO / GLOBENEWSWIRE / December 27, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has received an initial purchase order from one of the world’s largest privately held space exploration companies (“Customer”) for enhanced battery safety testing solutions, using the Company’s KULR ONE Design Solutions (“K1-DS”) platform. The proprietary K1-DS platform incorporates the most comprehensive design and testing methodology for battery safety that includes: Internal Short Circuit ("ISC") technology, Fractional Thermal Runaway Calorimetry (“FTRC”), bomb calorimetry, and impingement zone mapping, performing a comprehensive cell level characterization of the thermal runaway behavior of the Customer’s cells.

Though specific terms of the contract remain confidential, the Customer has publicly forecasted a substantial ramp-up in its planned space missions as it continues to scale its satellite deployment throughout 2024. According to Spherical Insights & Consulting in a report released in May 2023, the global space exploration market size is expected to grow at a 16.21% CAGR and reach USD 1,879 Billion by 2032.

K1-DS integrates KULR’s deep knowledge and experience in the most challenging environments, such as spaceflight with NASA, which requires what KULR considers the most stringent battery solutions platform globally. The Company is intensely focused on expanding customer engagements within the space exploration market with its K1-DS platform solution and expects further design wins to continue well into next year. Earlier this month, KULR was awarded a critical contract for the accelerated development, testing, and production of a leading-edge space battery for a prominent privately help hardware and in-space services company. That engagement is anticipated to grow into a multi-million-dollar partnership for expanded production in 2024.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2023, as may be amended or supplemented by other reports we filed with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

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